As filed with the Securities and Exchange Commission on April 26, 1995

                                             Registration No.33-91594
_________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            MEDCHEM PRODUCTS, INC.
                            ----------------------
              (Exact name of issuer as specified in its charter)

                  Massachusetts                               04-2471310
         -------------------------------            ----------------------------
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)              Identification No.)

232 West Cummings Park, Woburn, Massachusetts                   01801
- --------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                     (Zip Code)

                            1994 Stock Option Plan
   -------------------------------------------------------------------------
                           (Full title of the Plan)

                            Steven D. Singer, Esq.
                               c/o Hale and Dorr
                                60 State Street
                         Boston, Massachusetts  02109
   -------------------------------------------------------------------------
                    (Name and Address of agent for service)

                                (617) 526-6000
   -------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

                               Proposed     Proposed
Title of                       maximum      maximum
securities        Amount       offering     aggregate     Amount of
to be             to be        price        offering      registration
registered        registered   per share    price         fee
- ----------        ----------   ---------    ---------     ------------

Common Stock,     1,000,000    $5.625(1)    $5,625,000(1)   $1940.00(1)
$.01 par value      shares

____________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low price of the Registrant's Common Stock on the New York Stock Exchange on April 19, 1995.


                       Page 1 of __ pages
                       Exhibit Index begins on page __

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               The information required by Part I is included in documents sent or given to participants in the 1994 Stock Option Plan of MedChem Products, Inc., a Massachusetts corporation (the "Registrant"), pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference
              ---------------------------------------

               The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this registration statement by reference:

               (1)  The Registrant's latest annual report filed pursuant to
          Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

               (3) The description of the class of securities contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


          Item 4.  Description of Securities
                   -------------------------

               Not applicable.

          Item 5.  Interests of Named Experts and Counsel
                   --------------------------------------

               The legality of the Common Stock offered hereby will be passed upon for the Company by the law firm of Hale and Dorr, Boston, Massachusetts. Steven D. Singer, Assistant Clerk of the Registrant, is a partner of Hale and Dorr.


          Item 6.  Indemnification of Directors and Officers
                   -----------------------------------------

               Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors, officers, employees and other agents may be provided by a corporation. Article 6 of the Articles of Organization of the Registrant requires the Registrant to indemnify each director and officer of the Registrant and each director or employee of the Registrant serving in such capacity with respect to another entity at the request of the Registrant or in any capacity with respect to an employee benefit plan of the Registrant, against all liabilities or expenses incurred by reason of such person's serving in such capacity, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant or the participants or beneficiaries of any such employee benefit plan, as the case may be. Indemnification for any payments made or expenses incurred in connection with any settlement or compromise shall be provided unless it is determined (a) by the Board of Directors by a majority vote or a quorum consisting of disinterested directors or (b) if such quorum is not obtainable, by a majority of the disinterested directors, that such settlement or compromise is not in the best interests of the Registrant or, to the extent such matter relates to service with respect to an employee benefit plan, that such settlement or compromise is not in the best interests of the participants or beneficiaries of such plan. Notwithstanding the foregoing, if there are less than two disinterested directors then in office, the Board of Directors shall promptly direct that independent legal counsel determine, based on facts known to such counsel at such time, whether such indemnitee acted in good faith in the reasonable belief that his action was in the best interests of the Registrant or the participants or beneficiaries of any such employee benefit plan, as the case may be. The Board of Directors may authorize the payment of expenses in advance of the resolution of any action, suit or proceeding, upon receipt by the Registrant of an undertaking of the interested party to repay such advance payment if he shall be determined not to be entitled to indemnification under Article 6 or if the matter involved shall have been disposed of by a compromise payment with respect to which he would not be entitled to indemnification under Article 6.

          Article 6 of the Registrant's Articles of Organization provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 13 of Chapter 156B of the Massachusetts General Laws.


          Item 7.  Exemption from Registration Claimed
                   -----------------------------------

               Not applicable.


          Item 8.  Exhibits
                   --------

               The Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.


          Item 9.  Undertakings
                   ------------

               1.   The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however that paragraphs (i) and (ii) do not apply if
               --------  -------
          the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

               3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on the 24th day of April, 1995.

                                    MEDCHEM PRODUCTS, INC.


                                    By:  /s/ Edward J. Quilty
                                         -------------------------
                                         Edward J. Quilty
                                         President and Chief
                                        Executive Officer


                               POWER OF ATTORNEY
                               -----------------


          We, the undersigned Directors and Officers of MedChem Products, Inc., hereby severally constitute Edward J. Quilty, John J. McDonough, Steven D. Singer and Philip P. Rossetti, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as Directors and Officers to enable MedChem Products, Inc. to comply with all requirements of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated as of April 24, 1995.


             Signature              Title
             ---------              -----



       /s/ James F. Marten       Chairman of the
      --------------------       Board of Directors
      James F. Marten



       /s/ Edward J. Quilty      President, Chief
      ---------------------      Executive Officer
      Edward J. Quilty           and Director
                                 (Principal
                                 Executive Officer)


       /s/ Thomas W. Davison     Director
      -------------------------
      Thomas W. Davison



       /s/ Henry M. Morgan       Director
      --------------------
      Henry M. Morgan



       /s/ James T. O'Brien      Director
      ---------------------
      James T. O'Brien



      /s/ Amin J. Khoury         Director
     -------------------
      Amin J. Khoury



      /s/ John J. McDonough      Vice President,
      ---------------------      Chief Financial
      John J. McDonough          Officer and
                                 Treasurer
                                 (Principal
                                 Financial and
                                 Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------


      Exhibit
      Number        Description                              Page
      -------       -----------                              ----

       **4(a)       Articles of Organization, as amended,     --
      ***           of the Registrant

        *4(b)       By-laws, as amended, of the Registrant    --


     ****4(c)       Rights Agreement dated September 24,      --
                    1990 between the Registrant and
                    The First National Bank of Boston

        +5          Opinion of Hale and Dorr

        23(a)       Consent of Hale and Dorr (included        --
                    in Exhibit 5)

       +23(b)       Consent of KPMG Peat Marwick

        24          Power of Attorney (included on            --
                    Page 6 of this Registration
                    Statement)

- ------------------------


     +    Filed herewith.

     *    Filed as an exhibit to the Registrant's Registration
          Statement on Form S-8 filed on February 7, 1994 and incorporated herein by reference.

     ** Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (Registration No. 33-47978) filed on May 19, 1992 and incorporated herein by reference.

     *** Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 33-41018) filed on June 11, 1991 and incorporated herein by reference.

     **** Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on October 17, 1990 and incorporated herein by reference.